Exhibit 10.2

TERMINATION OF THE

FIRST AMENDED AND RESTATED

SONOMA VALLEY BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS TERMINATION OF THE FIRST AMENDED AND RESTATED SONOMA VALLEY BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this “Termination”) is entered into as of June 30, 2010 (“Effective Date”) with reference to the following facts:

A.           Effective December 17, 2008, Sonoma Valley Bank, a California corporation (the “Company”) adopted the FIRST AMENDED AND RESTATED SONOMA VALLEY BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as amended on July 15, 2009 (as amended, the “Plan”).

B.           The Company desires to terminate the Plan as of the Effective Date so that no further benefits accrue or vest under the Plan.

C.           The Plan may be amended or terminated by the Personnel and Policies Committee, and the Personnel and Policies Committee has been directed by the Board of Directors of the Company to terminate the Plan.

NOW, THEREFORE, the Company is terminating the Plan upon the terms and subject to the conditions of this Termination.

1.           Termination of Plan.  The Plan, along with all obligations and duties arising thereunder (except as may be otherwise described in this Termination), is terminated in its entirety, effective as of the Effective Date.  Upon termination, no further benefits shall accrue or vest under the Plan.

2.           Participant Benefits.  Except to the extent that such benefits may be voluntarily relinquished, forfeited, or surrendered by any Participant, any vested but unpaid benefits which have accrued to any Participant as of the Effective Date shall continue to be administered and payable pursuant to the applicable terms of the Plan.

3.           No Further Obligations.  As of the Effective Date, no further benefits shall accrue or vest under the Plan.  The Company shall have no obligation to pay any further sums to any Participant under the Plan other than as set forth in Section 2 above.

4.           Termination Controlling.  In the event of any inconsistency between the terms of this Termination and the terms of the Plan, the terms of this Termination shall control.

5.           Defined Terms.  Capitalized terms used herein but not defined herein shall have the meanings ascribed to those terms in the Plan.

6.           Counterparts.  This Termination may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

7.           Governing Law.  This Termination shall be governed by the laws of the State of California, notwithstanding its conflict of laws provisions.  Any legal action or proceeding relating to this Termination shall be instituted in a state or federal court in Sacramento County, California.  The parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

8.           Necessary Action.  The Parties agree to take all action necessary or useful to complete and accomplish the intentions of this Termination.

9.           Entire Agreement.  This Termination contains the entire agreement and understandings by and between the parties hereto with respect to the subject matter hereof, and no representations, promises, agreements or understandings concerning such subject matter, written or oral, not herein contained shall be of any force or effect.

10.           Severability.  If any provision of this Termination is held to be invalid, void or unenforceable for any reason, the remaining provisions shall nevertheless continue in full force and effect, provided that nothing in this section shall be construed to limit or waive the breach of any representation with respect to enforceability of the Plan.

IN WITNESS WHEREOF, the Company has entered into this Termination effective as of the date first set forth above.

SONOMA VALLEY BANK

Date:   June 30, 2010               By      /s/C. Gorham

Name      C. Gorham

Title        EVP & COO

Date:   June 30, 2010                By      /s/Sean C. Cutting

Name      Sean C. Cutting

Title        President/CEO